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                                                                    EXHIBIT 10.6

                                INFLUENCE, INC.
                        601 MONTGOMERY STREET, SUITE 845
                        SAN FRANCISCO, CALIFORNIA 94111


                                  July 1, 1996


Mordechay Beyar, M.D.
5 Ha'Eshcolit Street
PO Box 1455
Caesaria, Israel 38900

Dear Dr. Beyar:

     This letter (the "Letter" or "Agreement") establishes certain points of agreement between you and Influence, Inc., a Delaware corporation (the "Company"), regarding your relationship with the Company and its subsidiary.

     1.  Confidentiality.  You acknowledge that you will not, directly or
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indirectly, without the specific prior written consent of the Company, at any time after the date hereof, divulge to any business, enterprise, person, firm, corporation, partnership, association or other entity, or use for your own benefit, (i) any confidential information concerning the businesses, affairs, customers, suppliers or clients of the Company, its subsidiaries or their affiliates (including, but not limited to, trade secrets, know-how, proprietary information regarding the Company's Products (as such term is defined below), inventions, formulae, manufacturing methods, processes, specifications, laboratory protocols, business plans or strategy and non-public lists of clients and suppliers), or (ii) any non-public data or statistical information of the Company, its subsidiaries or their affiliates, whether created or developed by the Company, its subsidiaries or their affiliates or on their behalf or with respect to which you may have knowledge or access (including without limitation any of the foregoing created or developed by you), it being the intent of the Company and you to restrict you from disseminating or using any data or information which is at the time of such use or dissemination unpublished and not readily available or generally known to persons involved or engaged in businesses of the type engaged in from time to time by the Company or its subsidiaries.

     2.  Non-Competition.  From and after the date hereof until the second
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anniversary of the date on which you cease to serve as an employee or consultant
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Mordechay Beyar, M.D.
July 1, 1996
Page 2

of the Company or any of its subsidiaries, you will not either alone or through or in any capacity with another legal entity, directly or indirectly, (a) render consulting, or advisory services to or financially support in any manner, or be a proprietor, a director, an officer, an employee, an agent, a partner, a shareholder (other than ownership of less than two (2%) percent of the outstanding voting securities of any entity whose voting securities are traded on a national securities exchange (including NASDAQ); provided that any of the
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other restrictions contained in this sentence are not applicable) or a lender to, or otherwise promote, any business, enterprise, person, firm, corporation, partnership, association or other entity that competes directly or indirectly anywhere in the world with the Company or any of its subsidiaries in the business of the manufacture, distribution, design or sale of such products of the type that the Company (including its predecessors) or its subsidiaries manufacture, distribute, design or sell during the term of your service to the Company or which the Company (including its predecessors) or any of its subsidiaries is planning during the term of your service to the Company hereunder the possible manufacture, distribution, design or sale (the "Company's Products", except that such definition shall not include stents and stent delivery systems); (b) interfere with, disrupt or attempt to disrupt existing or any then existing relationship, contractual or otherwise, between the Company or its subsidiaries and any of their customers, suppliers, clients, executives, employees or other persons with whom the Company or its subsidiaries deal; or
(c) employ, solicit for employment, attempt to employ or assist any other entity in employing or soliciting for employment any employee or executive who is at that time employed by the Company or its subsidiaries.

     3.  Release.  You hereby remise, release, convey and relinquish unto the
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Company, its successors and assigns, forever all the right, title and interest which you or your affiliates (including entities you control or in which you have a controlling interest) may have, if any, in, to or arising out of any inventions (whether patentable or unpatentable, whether or not reduced to practice, and including trade secrets), any improvements thereto, and any patents, patent applications and patent disclosures, together with any re-issuances, continuations, continuations in
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Mordechay Beyar, M.D.
July 1, 1996
Page 3

part, divisionals, revisions, extensions and re-examinations thereof, whether in the United States or abroad, relating to the Company's Products, including any right to any remuneration (other than any remuneration actually paid to you or your affiliates prior to the date hereof) in respect of the foregoing or otherwise in respect of prior services you have rendered to the Company or its subsidiaries. You agree to make prompt written disclosure to the Company of, to hold in trust for the sole right and benefit of the Company, and will and hereby do assign to the Company all right, title and interest in and to any ideas, inventions, developments, improvements or trade secrets related to the Company's Products which you may solely or jointly conceive or reduce to practice, or cause to be conceived or reduced to practice during the period contemplated by section 4 hereof. You agree to take such other actions, provide such other assurances and execute such other instruments and assignments that the Company may reasonably request in order to give effect to this Section 3.

     4.  Compensation.  Effective July 1, 1996 and so long as you shall be an
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officer of the Company or its subsidiary or performing substantial services to the Company or its subsidiaries, the Company will cause its subsidiary, Influence Medical Technologies, Ltd. ("IMT") to pay to you a salary or fee of $150,000 per annum, payable in equal monthly installments in accordance with the IMT's payroll practices, payable in New Israeli Shekels and subject to any withholdings required to be made by applicable law. You agree to devote to the Company and to its subsidiaries such of your business time as is necessary for the management of the business and affairs of the Company and its subsidiaries.

     5.  Remedies.  The Company shall have the right to enforce this Agreement
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and any of its provisions by injunction, specific performance or other equitable relief, without bond. The foregoing rights of the Company are in addition to and shall not derogate from any other rights the Company may have for a breach of this Agreement.

     6.  Severability and Enforcement.  In the event that any provision in this
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Agreement is held unenforceable in a court of law, it shall not be deemed
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Mordechay Beyar, M.D.
July 1, 1996
Page 4


to void this Agreement as a whole and the remaining provisions shall be unaffected thereby.

     7.  Delay, Omission or Waiver.  No delay or Omission of the Company to
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exercise any right, power or remedy accruing to the Company under this Agreement shall impair any such right, power or remedy, nor shall it be construed to be a
waiver of any breach or default;   nor shall any waiver by the Company of any
single breach or default on your behalf be deemed a waiver of any other breach or default on your behalf theretofore or thereafter occurring.

     8.  Governing Law.  This Agreement will be governed by the laws of the
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State of New York, without giving effect to the conflict of law rules thereof.

                               *       *       *

     This Agreement constitutes the entire agreement between you and the Company and supersedes all prior understandings or agreements with respect to the subject matter hereof. This Agreement may not be assigned by the parties hereto, except that the rights and benefits inuring to the Company hereunder shall also inure to the benefit of the Company's subsidiaries and their successors and assigns.

     You represent that this agreement does not in any way conflict with any other agreement or commitment undertaken by you at this time which could prohibit or impair the performance of your obligations hereunder.

     Kindly acknowledge your agreement with the terms of this letter by signing in the space provided below and returning this letter to me.

                         Sincerely,

                         INFLUENCE, INC.


                         By:/s/ Peter A. Bick
                            --------------------
                            Name:  Peter A. Bick
                            Title: President

AGREED AND ACCEPTED
as of this 1st day of
July, 1996

/ss/ Mordechay Beyar
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Mordechay Beyar, M.D.